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                                                                    EXHIBIT 99.5


                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of November 16, 2001, by and between DALECO RESOURCES CORPORATION, a Delaware Corporation whose principal place of business is 120 North Church Street, West Chester, Pennsylvania, 19380 ("Company") and Sumitomo Corporation of America, a New York corporation whose principal place of business is 600 Third Avenue, New York, New York 10016-2001 ("SCOA"), and is being entered into pursuant to that certain Stock Purchase Agreement dated November 16, 2001, between the Company and SCOA ("Stock Agreement").

            1.  DEFINITIONS. For purposes of this Agreement:

            (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

            (b) The term "Registrable Securities" means the Common Stock issued to SCOA upon its exercise of any of its rights granted to SCOA by the Stock Agreement;

            (c) The term "Holder" or "Holders" means any person or persons owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

            (d) The term "Common Stock" means the common stock of the Company, par value $.01; and

            (e) The term "Conversion Right" means SCOA's right to have Common Stock issued to SCOA in accordance with the provisions of the Stock Agreement, whether directly upon purchase of Common Stock or by subsequent exercise of a, SCOA Warrant and/or warrants issued pursuant to the Marketing Agreement.

            2.  DEMAND REGISTRATION.

            (a) If the price of Common Stock equals or exceeds $2.50 per share for thirty (30) consecutive days at any time after the exercise of a Conversion Right, a Holder of Registrable Securities with a market value of not less than $500,000 may notify the Company in writing that it demands that the Company file a registration statement under the Act covering the registration of all of the Holder's Registrable Securities. Within ten days of receipt of such notice, the Company shall give written notice of such request to all Holders of Registrable Securities, should there be more than one. The Holders shall give the Company written election of their intention to have the Registrable Securities owned by them included in such a registration statement within ten (10) days of receipt of the Company's notice. The Company shall, subject to the limitations of subsection 2(b), effect as soon as practicable, and in any event within 120 days of the receipt of a Holder's request, a registration of all Registrable Securities which the Holder, or Holders have requested be made part of such registration statement ("Demand Registration").

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            (b) If a Holder whose shares are included in the Demand Registration intends to distribute the Registrable Securities covered by his/her/its request by means of an underwriting, he/she/it shall so advise the Company as a part of his/her/its request made pursuant to Section 2(a) above. In such event, the right of any Holder to include his/her/its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 6) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to such Holders participating in such a Demand Registration.

            (c) The Company is obligated to effect two Demand Registrations pursuant to Section 2 of this Agreement regardless of whether the Holder has elected to exercise all of its Conversion Rights. The Company agrees to include all Registrable Securities then held by the Holder in such registration statement without cutback or reduction.

                  (1) Other than as set forth in Paragraph 2(c)(2) below, the Holder will not be entitled to demand a registration under this Paragraph 2(c) within two (2) years of a prior registration of Common Stock by the Company in which the Holder had a right to have the Registrable Securities registered.

                  (2) In the event the Company breaches its obligation of the preceding sentences, any Holder of a Registrable Security which was to have been included in such registration statement but was not shall be entitled to an additional Demand Registration for such excluded securities and the Company shall keep such registration statement effective as required by this Agreement.

            3. PIGGYBACK REGISTRATION. If the Demand Registration described in Section 2 has not yet been requested, and if (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act whether pursuant to a demand registration by a third party or otherwise (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall exercise its reasonable efforts, subject to all limitations and restrictions set forth in this Agreement, to include in such registration, to the extent requested by the Holders, any Registrable Securities not yet registered pursuant to this Agreement. The Company shall promptly give each Holder written notice of the Company's intention to conduct such a registration ("Registration Notice"). Each Holder shall respond to the Registration Notice, in writing, with ten (10) days of its receipt stating the number and intended method of disposition, if any, of the Registrable Securities that each such Holder requests be included in such registration ("Piggyback Registration").


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            4.    LIMITATION ON OBLIGATIONS TO REGISTER.

            (a) In the case of a Piggyback Registration or an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration of all securities which persons holding securities that have piggyback registration rights have requested be included therein would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities which the Holders entitled to participate in a Piggyback Registration have requested be included in such a registration shall be allocated among all persons holding securities that have piggyback registration rights on a pro-rata basis.

            (b) Notwithstanding anything to the contrary herein, the Company shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any Demand Registration or Piggyback Registration, or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of the Company and upon the advice of counsel to the Company, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) the disclosure of which at the time is not, in the opinion of the board of directors of the Company upon the advice of counsel, (A) otherwise required and (B) in the best interests of the Company; provided however that the Company will not delay or suspend effectiveness of such registration for more than three months from the date of the demand unless it is then engaged in an acquisition that would make such registration impracticable, in which case it will use its best efforts to eliminate such impracticability as soon as possible.

            (c) The Company is not obligated to effect a Demand Registration if, in the opinion of counsel to the Company reasonably acceptable to the person or persons from whom written request for a Demand Registration has been received (and satisfactory to the Company's transfer agent to permit the transfer), that registration under the Act is not required for the immediate transfer of the Registrable Securities (with no further restrictions on resale) pursuant to Rule 144 or other applicable provision.

            5. OBLIGATIONS TO INCREASE AVAILABLE SHARES. In the event that the number of shares available under a Demand Registration statement is insufficient to cover all of the Registrable Securities requesting registration under Section 2(a), the Company shall amend that registration statement, or file a new registration statement, or both, so as to cover all shares of Registrable Securities requesting registration under Section 2(a). The Company shall effect such amendment or new registration as soon as possible, but in no event later than ninety days of the date the registration statement filed under Section 2 is insufficient to cover all the shares of Registrable Securities then outstanding and demanding registration.

            6. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) The Company shall file with the Securities and Exchange Commission a complete registration statement and any necessary amendments thereof.


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            (b) With respect to any Demand Registration, use best efforts to keep such registration statement effective for a period of at least 180 days and in any event until the distribution contemplated by that registration statement has been completed.

            (c) Furnish to Holder or Holders, at least three days prior to filing, copies of the registration statement's drafts, and allow the Holder or Holder and its/their counsel reasonable ability to comment and perform due diligence prior to the filing of that registration statement;

            (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (e) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (g) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event which would make a statement in such registration statement or the prospectus included therein to be an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


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            7. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holder(s) shall furnish to the Company such information regarding itself/themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

            8. EXPENSES OF REGISTRATION. In the event of a sale of securities pursuant to a registration statement under this Agreement, the underwriting discounts and commissions shall be borne proportionately by the selling Holder(s). All other costs and expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and including the reasonable fees and disbursements (not to exceed $10,000 per registration) incurred for only one counsel for the selling Holder(s), shall be borne by the Company.

            9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each "Holder Indemnified Persons" (defined for purposes of this Section 9 as each Holder, the officers and directors of each Holder acting in their capacity as such, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act")), against any losses, claims, damages, expenses, or liabilities (joint or several)("Losses") to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder Indemnified Person, or a Holder Indemnified Person's failure to provide such information as is necessary to make the registration statement not misleading, or (ii) the failure of such Holder Indemnified Person to deliver a copy of the registration statement or the


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prospectus, or any amendments or supplements thereto, after the Company or underwriters has furnished such person with a sufficient number of copies of the same.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the "Company Indemnified Persons" (defined for the purpose of this Section 9 as the Company, each of its directors in their capacity as such, each of its officers who have signed the registration statement in their capacity as such, each person, if any, who controls the Company within the meaning of the Act in their capacity as such, any underwriter and any other Holder Indemnified Person selling securities in such registration statement), against any Loss (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder Indemnified Person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such Loss (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such Company Indemnified Person in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this subsection 9(b) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 9(b) exceed the gross proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

            (d) The obligations of the Company and Holders under this Section 9 shall survive the exercise, if any, of the Conversion Rights, the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

            10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule


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or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

            (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            11. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

            12. NOTICES. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to: (i) the Company at 120 North Church Street, West Chester, Pennsylvania 19380 Attn: Gary J. Novinskie, and (ii) the Holder(s) at 600 Third Avenue, New York, New York 10016-2001, Attn: Robert Graustein or at such other last address as the Holder(s) shall have furnished in writing to the Company. Any notice, except as otherwise provided in this Agreement, shall be made by overnight messenger delivery and shall be deemed given as of the first business day after the date delivered to the messenger.

            13. TERMINATION. This Agreement shall terminate on the fifth anniversary date hereof, November 15, 2006, but without prejudice to (a) the parties' rights and obligations accruing under, or arising from breaches of, this Agreement prior to such termination or (b) other indemnification obligations under this Agreement.

            14. ASSIGNMENT. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by any Holder, shall be made without the prior written consent of the Company; provided, however, that the rights of a Holder may be transferred without such consent to a subsequent holder of the Holder's


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Registrable Securities provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Demand Registration or Piggyback Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

            15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, applicable to agreements made in and wholly to be performed in that jurisdiction without giving effect to conflicts of laws provisions, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined only in either a federal or state court sitting in the Eastern District of Pennsylvania.

            16. DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Stock Agreement.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 SUMITOMO CORPORATION OF AMERICA


                                 By:   /s/ Robert G. Graustein
                                    ------------------------------------------
                                    Robert G. Graustein, Senior Vice President


                                 DALECO RESOURCES CORPORATION


                                 By:   /s/ Gary J. Novinskie
                                    ------------------------------------------
                                       Gary J. Novinskie, President



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